Exhibit 99.1

MEDIA:	INVESTORS:

Victor Beaudet	Renee Johansen
(212) 282-5344	Rob Foresti
(212) 282-5320

AVON REPORTS SECOND QUARTER EARNINGS OF $.49 PER SHARE,
$.03 PER SHARE AHEAD OF EARLIER GUIDANCE
________________________________________________________________

Sales and Units Grow Strongly At 13% and 15%, Respectively; Beauty
Sales Advance 17%
_______________________________________

Company Raises Full-Year Earnings Outlook to $1.72 Per Share, or 24%
Ahead of Last Year
_______________________________________

NEW YORK, N.Y., July 28, 2004 – Avon Products, Inc. (NYSE:AVP) today reported that earnings in the second quarter 2004 increased 36% to $.49 per share, or $.03 per share ahead of earlier guidance. In the second quarter 2003, Avon reported earnings of $.36 per share.

      The company also raised its earnings expectation for the full-year 2004 to $1.72 per share, up from earlier guidance of $1.70 per share.

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Avon – 2

     Avon said that exceptional strength in the company's international operations added $.02 per share to second quarter earnings versus earlier guidance. An additional $.01 per share upside resulted from a one–time tax audit settlement originally forecasted for later in the year.

     Sales in the quarter also advanced ahead of earlier guidance to $1.84 billion, up 13%, versus $1.63 billion in the year-ago period. Excluding the impact of foreign currency exchange, sales rose 12%.

     Avon said that the sales growth was driven by a 17% increase in sales of Beauty products, with all major categories delivering double-digit gains. In addition, units and active Representatives both rose to exceptional levels, up 15% and 11%, respectively, with all geographic regions showing increases in both measures.

     Operating profit in the quarter increased 16%, and operating margin improved 40 basis points to 17.4%, including the previously announced $6.2 million paid to settle a long-standing lawsuit. Gross margin expanded 170 basis points to 64.1% due to substantial cost-savings in all geographic regions resulting from the company's Business Transformation initiatives.

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Avon – 3

     Net income in the second quarter rose 35% to $232.3 million, compared with $171.5 million in last year's second quarter. Net income for the 2004 quarter included anticipated one-time benefits of $.03 per share resulting from previously disclosed cash management and tax strategies and $.01 per share from an adjustment in foreign tax credits, as well as the timing impact of $.01 per share from the tax audit settlement mentioned above.

     Net cash provided by operations in the second quarter 2004 was $240 million, $86 million ahead of last year's quarter. Avon said it remains on track for achieving full-year cash flow from operations of approximately $800 million.

     Commenting on the quarter, Andrea Jung, Avon's chairman and chief executive officer, said, "Avon's second quarter performance again illustrates a very exciting top-line growth story, with sales, units and active Representatives all growing at near-record rates. We're especially pleased that Beauty sales grew in the high teens, and have now grown faster than overall sales for eight consecutive quarters, demonstrating the sustainability of our strategies to drive consistent growth in our global Beauty business," she said.

     "In addition, our international regions performed above expectations, with Europe, Latin America and Asia Pacific all generating double-digit gains in sales, operating profit, units and active Representatives. While overall U.S. sales were 3%, we're very encouraged by the continuing strength in Beauty sales and solid growth in active Representatives, our most critical strategic indicators."

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Avon – 4

     Ms. Jung added that the company is equally pleased with the strength of its bottom-line performance, noting that "Avon's second quarter results also reflect the continuing impact of Business Transformation, with all geographic regions generating significant benefits from ongoing supply chain initiatives."

Second Quarter Regional Highlights

     Avon said that in the U.S., its largest market, sales increased 3%, driven by 11% growth in units and a 4% gain in the number of active Representatives. Sales of Beauty products rose 6% – on top of the 12% gain in last year's second quarter -- and sales of Beauty Plus products advanced 4%. Sales in the Beyond Beauty category fell 11% due to weaker-than-expected toy and gift sales. U.S. operating profit increased in line with sales, as expected, while operating margin declined by 30 basis points to 20.5%.

     The Europe region delivered another quarter of continuing substantial growth as sales advanced 28% in dollars and 20% in local currency terms. Units and active Representatives increased 17% and 13%, respectively. The markets of Central and Eastern Europe again posted outstanding results, with sales and operating profit advancing significantly, including Russia, Avon's fastest growing market, where sales grew more than 80%. The U.K. followed its strong first quarter performance with a second quarter sales increase in excess of 20%. Operating profit in Europe increased 49%, and operating margin expanded by 320 basis points to 22.9% .

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Avon – 5

     The Latin America region also generated strong operating results in the quarter as sales grew 10% in dollars and 15% in local currencies. Units and active Representatives in the region increased 12% and 13%, respectively. Brazil delivered mid-teens sales growth, supported by a 19% advance in units. Venezuela, Chile and Argentina also recorded healthy double-digit sales growth. Operating profit in Latin America rose 15% on top of a prior–year gain of approximately $7 million from the sale of a Mexico City property. The region’s operating margin improved by 110 basis points to 25.9%.

     In Asia Pacific, sales grew 20% in dollars and 16% in local currencies, driven by a very healthy 29% advance in units and 13% growth in active Representatives. China, Avon's largest long-term growth opportunity, continues to post dramatic growth, with sales increasing more than 60% in the quarter. Operating profit in Asia Pacific rose 33%, and operating margin expanded by 180 basis points to 18.6%, fueled by broad-based strength across the region.

Outlook for Third Quarter and Full Year

     Avon said it expects third quarter local currency sales growth to be in line with that of the second quarter, with continuing strength in international regions and U.S. sales expected to grow between 3-4%. Foreign currency is projected to have an approximate 1% negative impact on overall third quarter sales growth.

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Avon – 6

     The company also said that growth in sales of Beauty products should once again outpace overall sales gains, and units are expected to grow at a rate similar to that in the second quarter. Third quarter operating profit is forecast to approach a 20% growth rate, with operating margin expansion expected in all regions. Third quarter earnings are projected to be approximately $.34 per share, or 21% ahead of last year's period.

     With its international operations exceeding expectations, Avon said it raised its earnings forecast for the full-year 2004 to $1.72 per share, $.02 per share ahead of earlier guidance, or 24% ahead of 2003's earnings of $1.39 per share. Avon anticipates a full-year effective tax rate in the range of 31%.

     "We're pleased with the continuing strength of our business fundamentals, and we're confident that 2004 will be our fifth consecutive year of exceptional operating performance. It will also be the second year in a row in which Avon's earnings have increased over 20% as we accelerate the transformation of the company," Ms. Jung said.

     Avon will conduct a conference call today at 9 a.m. New York time to discuss the results for the quarter and outlook for the rest of 2004. The conference call will be webcast live and can be accessed at www.avoninvestor.com.

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Avon – 7

     Avon is the world's leading direct seller of beauty and related products, with $6.8 billion in annual revenues. Avon markets to women around the world through 4.4 million independent sales Representatives. Avon product lines include such recognizable brand names as Avon Color, Anew, Skin-So-Soft, Avon Solutions, Advance Techniques Hair Care, Avon Naturals, Mark, and Avon Wellness. Avon also markets an extensive line of fashion jewelry and apparel. More information about Avon and its products can be found on the company's web site www.avoncompany.com.

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Cautionary Statement For Purposes of the "Safe Harbor" under the Private Securities Litigation Reform Act of 1995

     Statements in this release that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon Products, Inc. ("Avon" or the "Company") to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management's expectations. Such factors include, among others, the following: general economic and business conditions in the Company's markets, including social, economic and political uncertainties in Latin America, Asia Pacific and Central and Eastern Europe; the Company's ability to implement its business, cash management and tax strategies and its Business Transformation initiatives; the Company's ability to achieve anticipated cost savings and its profitability and growth targets, particularly in its largest markets; the impact of substantial currency fluctuations on the results of the Company's foreign operations and the cost of sourcing foreign products and the success of the Company's foreign currency hedging and risk management strategies; the Company's ability to implement its information systems initiatives; the impact of possible pension funding obligations and increased pension expense on the Company's cash flow and results of operations; the effect of legal, regulatory and tax proceedings, as well as restrictions imposed on the Company, its operations or its Representatives by foreign governments; the Company's ability to successfully identify new business opportunities; the Company's access to financing; and the Company's ability to attract and retain key executives. Additional information identifying such factors is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC. The Company undertakes no obligation to update any such forward-looking statements.

AVON PRODUCTS, INC. CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)

	Three months ended June 30		Percent Change	Six months ended June 30		Percent Change

	2004	2003		2004	2003

Net sales (1)	$1,844.4	$1,632.0	13%	$3,585.8	$3,092.3	16%
Other revenue	21.9	16.2		45.3	31.9

Total revenue	1,866.3	1,648.2	13%	3,631.1	3,124.2	16%

Cost of sales (1)	669.0	619.7		1,330.1	1,193.7
Marketing, distribution and
administrative expenses (1)	871.8	748.7		1,746.1	1,487.1

Operating profit	325.5	279.8	16%	554.9	443.4	25%

Interest expense	9.8	10.6		15.9	20.5
Interest income	(3.9)	(3.0)		(8.4)	(5.5)
Other expense, net (2)	4.1	9.8		7.3	11.6

Total other expenses	10.0	17.4		14.8	26.6

Income before taxes and minority interest	315.5	262.4	20%	540.1	416.8	30%
Income taxes	79.4	88.1		153.3	142.1

Income before minority interest	236.1	174.3		386.8	274.7
Minority interest	(3.8)	(2.8)		(6.4)	(4.3)

Net income	$232.3	$171.5	35%	$380.4	$270.4	41%

Earnings per share: (3)
Basic	$.49	$.37	32%	$.81	$.58	40%

Diluted (4)	$.49	$.36	36%	$.80	$.57	40%

Average shares outstanding:
Basic	472.27	469.80		472.03	469.99
Diluted	478.37	488.58		477.60	488.11

Notes:

(1) For the three and six months ended June 30, 2003, and the six months ended June 30, 2004, reclassification were made based on changes to certain Brazilian taxes (reclassified from operating expenses to a reduction of sales and cost of sales). These reclassifications did not affect operating profit.

(2) For the three months ended June 30, Other expense (income), net includes foreign exchange losses (gains) of $2.7 and $7.7 in 2004 and 2003, respectively. For the six months ended June 30, Other expense (income), net includes foreign exchange losses (gains) of $4.7 and $8.8 in 2004 and 2003, respectively.

(3) 2003 quarter and year-to-date Earnings Per Share were restated to reflect the 2 for 1 stock-split that took place in May 2004.

(4) For purposes of calculating diluted earnings per share for the three months ended June 30, 2003 after tax interest expense of $2.6 applicable to convertible debt was added back to net income. For the six months ended June 30, 2003 after tax interest expense of $5.3 applicable to convertible debt was added back to net income.

AVON PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	June 30 2004	December 31 2003

Cash, including cash equivalents	$641.9	$694.0
Accounts receivable, net	595.2	599.8
Inventories	723.9	653.4
Prepaid expenses and other	279.5	278.9

Total current assets	2,240.5	2,226.1

Property, plant and equipment, net	872.0	855.6
Other assets	522.2	480.6

Total assets	$3,634.7	$3,562.3

Debt maturing within one year	$244.1	$244.1
Accounts payable	406.0	400.1
Other current liabilities	874.6	943.5

Total current liabilities	1,524.7	1,587.7

Long-term debt	851.6	877.7
Other non-current liabilities	663.5	725.6

Total shareholders' equity	594.9	371.3

Total liabilities and shareholders' equity	$3,634.7	$3,562.3

AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six months ended
	June 30

	2004	2003

Cash Flows from Operating Activities:
Net income	$380.4	$270.4
Depreciation and amortization	64.3	60.4
Provision for doubtful accounts	67.3	57.2
Provision for obsolescence	31.9	27.0
Deferred income taxes	(21.4)	4.0
Other	0.5	11.0

Changes in assets and liabilities:
Accounts receivable	(70.4)	(23.1)
Inventories	(109.0)	(76.0)
Prepaid expenses and other	3.4	(11.5)
Accounts payable and accrued liabilities	15.1	(104.2)
Income and other taxes	(57.3)	(55.8)
Non-current assets and liabilities	(76.8)	(44.8)

Net cash provided by operating activities	228.0	114.6

Cash Flows from Investing Activities:
Capital expenditures	(81.2)	(63.0)
Disposal of assets	4.8	11.7
Other investing activities	(48.1)	(19.2)

Net cash (used in) investing activities	(124.5)	(70.5)

Cash Flows from Financing Activities:
Cash dividends	(135.2)	(100.9)
Total debt, net change	(1.8)	242.3
Repurchase of common stock	(90.8)	(92.8)
Proceeds from exercise of stock options, net of taxes	82.0	52.8
Other financing activities	1.4	-

Net cash (used in) provided by financing activities	(144.4)	101.4

Effect of exchange rate on cash	(11.2)	8.5

Net (Decrease) Increase in Cash and Equivalents	$(52.1)	$154.0

AVON PRODUCTS, INC. - SUPPLEMENTAL SCHEDULE

SECOND QUARTER 2004 - THREE MONTHS ENDED 6/30/04

REGIONAL RESULTS

			Net Sales in
			Local			Op.		Active
$ in Millions	Net Sales US$		Currency	Operating Profit US$		Margin	Units	Reps

		% var. vs	% var. vs		% var. vs	2004	% var. vs	% var. vs
		2Q03	2Q03		2Q03	percent	2Q03	2Q03

North America	$625.3	3%	3%	$125.1	4%	19.5%	11%	2%
US	545.8	3	3	114.8	3	20.5	11	4
International (1)	1,219.1	19	17	283.5	30	23.1	16	13
Latin America (1)	476.6	10	15	123.6	15	25.9	12	13
Europe	484.8	28	20	111.2	49	22.9	17	13
Pacific	257.7	20	16	48.7	33	18.6	29	13
Total from Operations (1)	1,844.4	13	12	408.6	20	21.9	15	11
Global Expenses	-	-	-	(83.1)	-40	-	-	-
Consolidated (1)	$1,844.4	13%	12%	$325.5	16%	17.4%	15%	11%

CATEGORY SALES (US$)

				Consolidated			US

					% var. vs			% var. vs
					2Q03			2Q03

Beauty (cosmetics/fragrances/toiletries)				$1,296.8	17%		$328.2	6%
Beauty Plus (fashion jewelry/watches/apparel/accessories)				337.4	10		144.6	4
Beyond Beauty (home products/gift and decorative/candles)				210.2	-2		73.0	-11

				$1,844.4	13%		$545.8	3%

SECOND QUARTER 2004 - SIX MONTHS ENDED 6/30/04

REGIONAL RESULTS

			Net Sales in
			Local			Op.		Active
$ in Millions	Net Sales US$		Currency	Operating Profit US$		Margin	Units	Reps

		% var. vs	% var. vs		% var. vs	2004	% var. vs	% var. vs
		1H03	1H03		1H03	percent	1H03	1H03

North America	$1,232.7	5%	5%	$221.1	9%	17.5%	7%	2%
US	1,082.4	5	5	205.1	-2	18.4	7	3
International (1)	2,353.1	23	17	501.7	38	21.2	16	12
Latin America (1)	911.0	16	16	211.5	23	23.2	12	12
Europe	936.1	33	22	198.3	63	21.1	19	13
Pacific	506.0	19	13	91.9	30	17.8	22	11
Total from Operations (1)	3,585.8	16	13	722.8	27	19.9	13	10
Global Expenses	-	-	-	(167.9)	-36	-	-	-
Consolidated (1)	$3,585.5	16%	13%	$554.9	25%	15.3%	13%	10%

CATEGORY SALES (US$)

				Consolidated			US

					% var. vs			% var. vs
					1H03			1H03

Beauty (cosmetics/fragrances/toiletries)				$2,501.7	20%		$634.1	7%
Beauty Plus (fashion jewelry/watches/apparel/accessories)				646.1	10		282.3	6
Beyond Beauty (home products/gift and decorative/candles)				438.0	4		166.0	-4

				$3,585.8	16%		$1,082.4	5%

(1) For the three and six months ended June 30, 2003, and the six months ended June 30, 2004, reclassifications were made based on changes to certain Brazilian taxes (reclassified from operating expenses to a reduction of sales and cost of sales). These reclassifications did not affect operating profit.